                                                                       EXH. 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63296 on Form S-4, Registration Statement No. 333-72903 on Form S-8, Registration Statement No. 333-93893 on Form S-8, and Registration Statement No. 333-31692 on Form S-3, of Salton, Inc. of our report dated September 10, 2001, appearing in the Annual Report on Form 10-K of Salton, Inc. for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statements.


DELOITTE & TOUCHE LLP
Chicago, Illinois
September 28, 2001